FOR IMMEDIATE RELEASE

THE X-CHANGE CORPORATION APPOINTS NEW CHAIRMAN AND CEO

DALLAS, September 4, 2008 — The X-Change Corporation (OTCBB: XCHC), through its wholly owned subsidiary, AirGATE Technologies, Inc., announced today that the Board of Directors has accepted the resignation of Chairman and Chief Executive Officer, Michael Sheriff. Mr. Sheriff cited personal health issues as rationale for tendering his resignation. He will continue in a consulting capacity with the Company to facilitate the transition.

The board appointed Mr. Fred Zeidman, a current board member, to assume the responsibilities of Chairman. The board also appointed the Company’s current president, Ms. Kathleen Hanafan, to fulfill the role of Chief Executive Officer. She will retain the titles of president and chief operations officer.

About X-Change Corporation

X-Change Corporation, through its wholly owned subsidiary, AirGATE Technologies, Inc. is a leading end-to-end solution-based company specialized in designing, manufacturing and commercializing applicable wireless and other technologies delivering to the oil and gas industry. Please visit www.airgatetech.com for further information.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our ability to continue to raise capital and develop recurring revenue streams. These forward-looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation with the U.S. Securities and Exchange Commission which may be accessed at http://www.sec.gov or the X-Change Corporation’s investor relations web page at http://www.airgatetech.com/x-change/, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.

CONTACT: X-Change Corporation, 972-747-0051 Marketing and Public Relations